                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 23, 2001, which was qualified regarding the Company's ability to continue as a going concern, included in Careside, Inc.'s Form 10-K/A for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
Arthur Andersen LLP


Los Angeles, California
November 27, 2001